LOWE'S

Q1 2025
RESULTS

Marvin R. Ellison, Chairman & CEO

"Despite near-term uncertainty and housing market headwinds, our team's unwavering focus on exceptional customer service has elevated satisfaction scores. Strategic investments in technology, inviting store environments, and our dedicated associates continue to solidify our commitment to our customers and communities."



3 of 15 Regions
Delivered comp growth above company average



Ranked #1
In customer satisfaction by **J.D. Power** among home improvement retailers*

THE WEBBY AWARDS

Awarded
The Webby in the App & Software, Shopping and Retail category for the Lowe's Customer app

* For J.D. Power 2025 award information, visit jdpower.com/awards

Financial Highlights

Exhibit 99.2

-1.7%	**33.4%**	**11.9%**	**$2.92**
COMP SALES	GROSS MARGIN	OPERATING MARGIN	DILUTED EPS
	+19 basis points vs. LY	-50 basis points vs. LY	-4.6% vs. LY

We returned **$645 MILLION** to our shareholders through dividends

Comparable Sales Summary

COMP TRANSACTIONS	-3.8%
COMP **$105.20** AVERAGE TICKET	+2.1%
ONLINE SALES GROWTH	+6.0%

Monthly Comp Sales Performance



FEB
MAR
APR
-5.4%
-6.7%
+1.7%
-4.9%
-2.6%
-1.1%
2025
2024

Later Easter timing benefited March by approximately 250bps and pressured April by a similar amount (stores closed on Easter).

Comp Sales by Ticket Size



>$500
+1.3%
$100-$500
-4.3%
<$100
-3.4%

Product Category Performance

Comp above company average in
4 of 14
product categories

- BUILDING MATERIALS
- ROUGH PLUMBING
- APPLIANCES
- HARDWARE

Total Home Strategy Updates

Launched **Mylow**, the first AI-powered home improvement virtual advisor for customers and associates

MIRAKL
Leveraging Mirakl's leading technology platform to rapidly scale **Lowe's online marketplace**

LOWE'S PRO
Pro comp sales up **mid-single digits**

Drive Pro penetration Accelerate online sales Expand home services Create a loyalty ecosystem Increase space productivity Total Home Strategy Solving problems and fulfilling dreams for the home